Exhibit 3.3A

Board of Directors and Committees of
Carolco Entertainment Inc. at Effective Date


Directors

Mario F. Kassar   (Chairman)
Lynwood Spinks
Roger A. Burlage
Hector Patrick Dowd
Guy-Etienne Dufour
Michael E. Garstin
Paolo Glisenti
Olivier Granier
Michael S. Hope
Kaneo Ito
Rene-Claude Jouannet
Tetsuro Kudo
Pierre Lescure
Gordon C. Luce
Michael Meltzer
Ryuichi Noda
Anthony J. Scotti
Joseph A. Scudero
Adam Singer
Masaaki Sono
Gregory R. Pierson

Supervisory Committee
Mario F. Kassar
Olivier Granier
Michael S. Hope
Ryuichi Noda
Paolo Glisenti
Michael E. Garstin

Stock Option Committee
Hector Patrick Dowd
Gordon C. Luce
Joseph A. Scudero

Independent Committee
Hector Patrick Dowd
Gordon C. Luce
Joseph A. Scudero

Audit Committee
Hector Patrick Dowd
Michael E. Garstin
Gordon C. Luce